UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CREDIT SUISSE COMMODITY STRATEGY FUNDS CREDIT SUISSE OPPORTUNITY FUNDS CREDIT SUISSE TRUST CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC. CREDIT SUISSE HIGH YIELD BOND FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Mutual Fund Proxy Fact Sheet For:

CREDIT SUISSE FUNDS
Joint Special Meeting Important Dates		Joint Special Meeting Location
Record Date	JUNE 23, 2023	OFFICES OF THE FUNDS ELEVEN MADISON AVENUE FLOOR 2B NEW YORK, NEW YORK 10010
Mail Date	JULY 20, 2023
Meeting Date	AUGUST 24, 2023 @ 4:00 PM (ET)
Additional Information		Contact Information
Tickers	SEE PAGE 5	Inbound Line	1-877-674-6273
CUSIPs	SEE PAGE 5	Website	https://am.credit-suisse.com/

What are Shareholders being asked to vote on?

ALL FUNDS

1.	To approve a new investment advisory agreement between your Fund and Credit Suisse Asset Management, LLC;

CREDIT SUISSE STRATEGIC INCOME FUND ONLY

2.	To approve a new sub-advisory agreement between Credit Suisse Asset Management, LLC and Credit Suisse Asset Management Limited;

CREDIT SUISSE FUNDS

· Credit Suisse Commodity Return Strategy Fund, a series of Credit Suisse Commodity Strategy Funds	· Credit Suisse Multialternative Strategy Fund, a series of Credit Suisse Opportunity Funds

· Credit Suisse Floating Rate High Income Fund, a series of Credit Suisse Opportunity Funds	· Commodity Return Strategy Portfolio, a series of Credit Suisse Trust

· Credit Suisse Strategic Income Fund, a series of Credit Suisse Opportunity Funds	· Credit Suisse Asset Management Income Fund, Inc.

· Credit Suisse Managed Futures Strategy Fund, a series of Credit Suisse Opportunity Funds	· Credit Suisse High Yield Bond Fund

each, a “fund” and collectively, the “funds”

ALL FUNDS

PROPOSAL 1: To approve a new investment advisory agreement between your Fund and Credit Suisse Asset Management, LLC;

What are shareholders being asked to approve?

Shareholders are being asked to approve a new investment advisory agreement between their Fund and Credit Suisse Asset Management, LLC (“Credit Suisse”) (each such agreement, a “New Investment Advisory Agreement”).

What is happening?

On the Closing Date of June 12, 2023, Credit Suisse Group AG (“CS Group”) merged with and into UBS Group AG, a global financial services company (“UBS Group”), with UBS Group remaining as the surviving company (the “Merger”).

Immediately prior to the Closing Date, CS Group was the ultimate parent company of Credit Suisse.

Why are shareholders being asked to vote to approve the New Advisory Agreements?

Each Fund was party to an investment advisory agreement with Credit Suisse prior to the Closing Date (collectively, the “Prior Advisory Agreements”).

As required by the Investment Company Act of 1940, as amended (the “1940 Act”), each Prior Advisory Agreement provided that the agreement would automatically terminate upon its assignment. The closing of the Merger was deemed to result in an assignment of each Prior Advisory Agreement, resulting in its automatic termination as of the Closing Date.

Each Fund requires shareholder approval of its New Investment Advisory Agreement for the Funds to continue to receive investment advisory services from Credit Suisse.

Will the Merger result in any changes in the investment objective(s), principal investment strategies or policies of the Funds?

No changes to the investment objective(s), principal investment strategies and policies, principal risks, fundamental and non-fundamental investment policies, of the Funds are currently contemplated as a result of the Merger.

see also information about the ubs transition on pages 4-5 of fact sheet

How does each Fund’s New Advisory Agreement differ from each Fund’s Prior Advisory Agreement?

Each New Advisory Agreement will be identical to the corresponding Prior Advisory Agreement, except for the dates of execution, effectiveness and termination and certain non-material changes.

Will the Funds’ contractual advisory fee rates increase?

The Funds’ contractual advisory fee rates will not change as a result of its New Advisory Agreement(s).

Will the portfolio personnel change in connection with the Merger?

No changes to the portfolio managers (other than potential personnel changes outside of Credit Suisse’s control) are currently contemplated as a result of the Merger.

see also information about the ubs transition on pages 4-5 of fact sheet

Given that the Prior Advisory Agreements terminated on the Closing Date, is there any investment advisory agreement currently in place for my Fund?

Prior to the Closing Date, the Board of each Fund approved an interim investment advisory agreement with Credit Suisse (collectively, the “Interim Advisory Agreements”).

The Interim Advisory Agreements did not require shareholder approval. The Interim Advisory Agreements took effect upon the Closing Date when the Prior Advisory Agreements were deemed to have terminated, so that Credit Suisse could continue to manage the Funds following the Closing Date.

Each Interim Advisory Agreement will terminate upon the earlier of shareholder approval of the corresponding New Advisory Agreement or 150 days following the Closing Date (i.e., November 9, 2023).

Each Interim Advisory Agreement contains the same terms and conditions as the corresponding Prior Advisory Agreement except for the effective and termination dates, the termination and escrow provisions required by Rule 15a-4 under the 1940 Act and certain nonmaterial changes. During the period that each Interim Advisory Agreement is in effect, Credit Suisse’s advisory fees will be held in an interest-bearing escrow account, pursuant to Rule 15a-4.

What happens if the New Advisory Agreements are not approved by shareholders?

Shareholder approval of a Fund’s New Investment Advisory Agreement is not contingent upon shareholder approval of any other Fund’s New Investment Advisory Agreement.

If shareholders of a Fund do not approve the New Advisory Agreement(s), Credit Suisse will not be able to provide investment advisory services to that Fund after the expiration of the 150-day period following the Closing Date (which will occur on November 9, 2023), and that Fund may be forced to liquidate.

CREDIT SUISSE STRATEGIC INCOME FUND ONLY (“STRATEGIC INCOME FUND”)

PROPOSAL 2: To approve a new sub-advisory agreement between Credit Suisse Asset Management, LLC and Credit Suisse Asset Management Limited;

What are shareholders being asked to approve?

Solely with respect to the Strategic Income Fund, shareholders are being asked to approve a new sub-advisory agreement between Credit Suisse and Credit Suisse Asset Management Limited (“Credit Suisse UK”) with respect to the Fund (the “New Sub-Advisory Agreement”).

Why are shareholders being asked to vote to approve the New Sub-Advisory Agreement?

Each Fund was party to an investment advisory agreement with Credit Suisse and Credit Suisse was party to a sub-advisory agreement with Credit Suisse UK with respect to the Strategic Income Fund prior to the Closing Date (collectively, the “Prior Advisory Agreements”).

As required by the 1940 Act, each Prior Advisory Agreement provided that the agreement would automatically terminate upon its assignment. The closing of the Merger was deemed to result in an assignment of each Prior Advisory Agreement, resulting in its automatic termination as of the Closing Date.

The Strategic Income Fund requires shareholder approval of the New Sub-Advisory Agreement for the Funds to continue to receive investment advisory services from Credit Suisse and Credit Suisse UK.

Given that the Prior Advisory Agreements terminated on the Closing Date, is there any investment sub-advisory agreement currently in place for the Strategic Income Fund?

Prior to the Closing Date, the Board approved an interim investment advisory agreement with Credit Suisse and, in the case of the Strategic Income Fund, an interim sub-advisory agreement between Credit Suisse and Credit Suisse UK (collectively, the “Interim Advisory Agreements”).

The Interim Advisory Agreements did not require shareholder approval. The Interim Advisory Agreements took effect upon the Closing Date when the Prior Advisory Agreements were deemed to have terminated, so that Credit Suisse and Credit Suisse UK could continue to manage the Funds following the Closing Date.

Each Interim Advisory Agreement will terminate upon the earlier of shareholder approval of the corresponding New Advisory Agreement or 150 days following the Closing Date (i.e., November 9, 2023).

Each Interim Advisory Agreement contains the same terms and conditions as the corresponding Prior Advisory Agreement except for the effective and termination dates, the termination and escrow provisions required by Rule 15a-4 under the 1940 Act and certain nonmaterial changes. During the period that each Interim Advisory Agreement is in effect, Credit Suisse’s advisory fees and Credit Suisse UK’s sub-advisory fees will be held in an interest-bearing escrow account, pursuant to Rule 15a-4.

What happens if the New Sub-Advisory Agreement for the Strategic Income Fund is not approved by shareholders?

Shareholder approval of the New Sub-Advisory Agreement between Credit Suisse and Credit Suisse UK with respect to the Strategic Income Fund is contingent upon shareholder approval of the New Investment Advisory Agreement between the Strategic Income Fund and Credit Suisse.

Therefore, if the shareholders of the Strategic Income Fund do not approve such Fund’s New Investment Advisory Agreement, then approval of the New Sub-Advisory Agreement for the Strategic Income Fund will be deemed null and the Board of the Strategic Income Fund will then consider whether other actions, if any, are warranted.

Who is paying for the costs related to the Joint Special Meeting?

All costs of the proxy and the shareholder meetings, including proxy solicitation costs, legal fees and the costs of printing and mailing the proxy statement, will be borne by Credit Suisse.

INFORMATION ABOUT THE UBS TRANSITION

What is the UBS Transition about?

It is anticipated that Credit Suisse will transition the investment advisory services that they currently provide to the Funds to one or more registered investment advisers affiliated with UBS Group on or prior to June 12, 2024 (the “UBS Transition”).

In connection with, or following the completion of, the UBS Transition, it is possible that there could be Fund-specific changes. However, the exact structure and timing of the UBS Transition and Fund-specific changes (if any) related to the UBS Transition have not yet been finalized.

Any Fund-specific changes would be implemented without shareholder approval to the extent permitted under the federal securities laws (except for any changes to a Fund’s fundamental investment policies, which would require shareholder approval). Shareholders of a Fund will be promptly notified of any material Fund-specific changes.

VOTING METHODS

PHONE:	To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.
MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

The Proxy Statement is available online at: vote.proxyonline/CSAM/Proxy2023.pdf

AST Fund Solutions, LLC is identified in the Proxy Statement as the proxy solicitor for the Funds.

FUND NAME	CLASS	TICKER	CUSIP
Credit Suisse Commodity Return Strategy Fund	A	CRSAX	22544R107
Credit Suisse Commodity Return Strategy Fund	C	CRSCX	22544R206
Credit Suisse Commodity Return Strategy Fund	I	CRSOX	22544R305
Credit Suisse Floating Rate High Income Fund	A	CHIAX	22540S877
Credit Suisse Floating Rate High Income Fund	C	CHICX	22540S851
Credit Suisse Floating Rate High Income Fund	I	CSHIX	22540S836
Credit Suisse Strategic Income Fund	A	CSOAX	22540S760
Credit Suisse Strategic Income Fund	C	CSOCX	22540S752
Credit Suisse Strategic Income Fund	I	CSOIX	22540S745
Credit Suisse Managed Futures Strategy Fund	A	CSAAX	22540S737
Credit Suisse Managed Futures Strategy Fund	C	CSACX	22540S729
Credit Suisse Managed Futures Strategy Fund	I	CSAIX	22540S711
Credit Suisse Multialternative Strategy Fund	A	CSQAX	22540S794
Credit Suisse Multialternative Strategy Fund	I	CSQIX	22540S778
Commodity Return Strategy Portfolio	1	CCRSX	22544K888
Commodity Return Strategy Portfolio	2	CCRRX	22542L847
Credit Suisse Asset Management Income Fund, Inc.	NOT APPLICABLE	CIK	224916106
Credit Suisse High Yield Bond Fund	NOT APPLICABLE	DHY	22544F103

Credit Suisse Funds Level I Call Guide (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with Credit Suisse Funds. I wanted to confirm that you have received the proxy material for the Joint Special Meeting of Shareholders scheduled to take place on August 24, 2023.

Have you received the information?

(Pause for response)

If “Yes” or positive response: If you’re not able to attend the meeting, I can record your voting instructions by phone.

If “No” or negative response: I would be happy to review the meeting agenda and record your vote by phone.

You are being asked to vote in favor of a proposal to approve the New Investment Advisory Agreement for your Fund. In addition, if you are a shareholder of the Strategic Income Fund, you are being asked to approve the New Sub-Advisory Agreement. Each Fund's Board approved the Fund's New Investment Advisory Agreement. Would you like vote “In Favor” at this time?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with Credit Suisse Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions). Today (Today’s Date & Time).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll-free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

Updated 07-21-2023

Credit Suisse Funds

Answering Machine Script

Hello.

I am calling regarding your investment with Credit Suisse Funds.

The Joint Special Meeting of Shareholders is scheduled to take place on August 24, 2023. All shareholders are being asked to consider and vote on an important matter. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-877-674-6273 toll-free Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.